UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                                                August 4, 2015

W. R. BERKLEY CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	1-15202	22-1867895
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

475 Steamboat Road, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:                                                                                                                                              (203) 629-3000

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Reference is made to the press release of W. R. Berkley Corporation (the “Company”) relating to the announcement by the Company that, as part of its long-term succession plan, (i) its founder and current chairman of the board and chief executive officer, William R. Berkley, will become the Company’s executive chairman of the board on October 31, 2015, and (ii) W. Robert Berkley, Jr., currently president and chief operating officer of the Company, will become the president and chief executive officer of the Company effective as of that date.  A copy of the press release issued on August 4, 2015 is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
In connection with the above-referenced announcement, on and effective as of August 4, 2015, the board of directors of the Company approved the amendment of Article V, Sections 1, 6 and 8 (formerly Section 7) and the addition of new Sections 7 and 9 (and the renumbering of former Sections 8 through 14) of the Company’s amended and restated By-Laws to revise and set forth the titles and duties of various officers of the Company, including regarding the executive chairman of the board.
The foregoing description of the amendment to the Company’s amended and restated By-Laws does not purport to be complete and is qualified in its entirety by reference to the Company’s amended and restated By-Laws, a copy of which is filed herewith as Exhibit 3(ii) to this Current Report on Form 8-K and incorporated in this Item 5.03 by reference:
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
(3)(ii) By-Laws as amended and restated on August 4, 2015
(99.1) Press Release dated August 4, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W. R. BERKLEY CORPORATION

By: /s/ Eugene G. Ballard
Name:	Eugene G. Ballard
Title:	Executive Vice President – Chief Financial Officer

Date:  August 4, 2015